UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/22/10

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 SOUTH MARKET STREET PETERSBURG, VIRGINIA	23803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 861-0681

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On January 22, 2010, Star Scientific, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Park A. Dodd, III (the “Executive”), its Chief Financial Officer, which is effective as of January 1, 2010.

Prior to execution of the Agreement, the Executive had been serving as the Company’s Chief Financial Officer through an arrangement with Tatum, LLC, a third-party entity. Pursuant to the Agreement, the Company agreed to employ the Executive directly as its Chief Financial Officer for a period of two years, through December 31, 2011. Under the Agreement, the Executive agreed to provide services as Chief Financial Officer at least three days per week and on such other business days each week as necessary.

Under the Agreement, the Executive will be provided a salary on a per day basis which would result in an annual salary of approximately $210,000 assuming he provides such services three days per week during the applicable fiscal year. In the event cash bonuses or stock options or other stock rights are awarded to the Company’s Chief Executive Officer or Chief Financial Officer based on performance, Company management will request that the compensation committee consider whether Executives’ contribution to the event that resulted in the award to the Company’s other officer(s) merits a similar award to Executive. In addition, under the Agreement the Executive will entitled to paid vacation and other benefits and bonuses in accordance with Company plans and arrangements, on the same basis as other Company employees, as well as reimbursement of general business and travel expenses and professional education expenses and fees.

In the event the Executive’s employment is terminated without Cause or the Executive resigns his employment for Good Reason (as such terms are defined in the Agreement), the Executive will be entitled to continued payment for six months of his average base salary, provided that he executes and does not revoke a release of claims in favor of the Company, as well as accrued salary and vacation time to the date of termination.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, effective as of January 1, 2010, between Star Scientific, Inc. and Park A. Dodd, III.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: January 27, 2010	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer